                                                                  Exhibit T3A-18

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             JOY MM DELAWARE, INC.

     Joy MM Delaware, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: The present name of the corporation is Joy MM Delaware, Inc., which is the name under which the corporation was originally incorporated; and the filing date of the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is February 26, 1992.

     SECOND: Pursuant to sections 245 and 303 of the General Corporation Law of the State of Delaware, a plan of reorganization of the Corporation entitled "Third Amended Joint Plan of Reorganization as Modified, of the Debtors" (the "Plan") having been filed pursuant to chapter 11 of Title 11 of the United States Code in a proceeding under the United States Bankruptcy Code entitled In re: Harnischfeger Industries, Inc., et al., Case No. 99-2171 (PJW) (the "Proceeding"), which Plan contemplates the entry of an order confirming the Plan by the United States Bankruptcy Court for the District of Delaware, a court having jurisdiction over the Proceeding (the "Order"), and such Order providing for the making and filing of this Restated Certificate of Incorporation, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation. Pursuant to the Plan, all stock of the Corporation existing prior to confirmation of the Plan shall be cancelled effective upon the Effective Date (as such term is defined in the Plan). The rights of equity holders existing prior to the confirmation of the Plan are dealt with in the Plan.

     THIRD: The certificate of incorporation of the Corporation is hereby amended and restated in its entirety to read as set forth in the Restated Certificate of Incorporation hereinafter provided for.

     FOURTH: The provisions of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Joy MM Delaware, Inc. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     FIFTH: The amendments and the restatement of the restated certificate of incorporation herein certified have been duly adopted and executed in accordance with the provisions of Section 303 (242 and 245) of the General Corporation Law of the State of Delaware, as authorized by the Order, it being necessary to put into effect and carry out the Plan by amending the Corporation's Certificate of Incorporation as set forth herein.

     SIXTH: The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation read as follows:


                                   ARTICLE I

          The name of the corporation (which is hereinafter referred to as the "Corporation") is "Joy MM Delaware, Inc."

                                  ARTICLE II

          The address of the Corporation's registered office in the State of Delaware is c/o Lexis Document Services, 30 Old Rudnick Lane, Suite 100, Dover, DE 19901, County of Kent. The name of the Corporation's registered agent at such address is Lexis Document Services.

                                  ARTICLE III

          The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

          Section 1. The Corporation shall be authorized to issue 5,000 shares of capital stock, of which 2,000 shares shall be shares of Common Stock, $0.01 par value ("Common Stock"), and 3,000 shares shall be shares of Preferred Stock, $0.01 par value ("Preferred Stock").

          Section 2. Shares of Preferred Stock may be issued from time to time in one or more series. The Board (as defined below) is hereby authorized to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

          Section 3. Except as otherwise provided by law, or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

          Section 4. Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of title 11 of the United States Code (the "Bankruptcy Code"); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

                                   ARTICLE V

          Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                  ARTICLE VI

          In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the "Board") is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

                                  ARTICLE VII

          The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE VIII

          Section 1.  Elimination of Certain Liability of Directors.  A
                      ---------------------------------------------
director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

          Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

          Section 2.  Indemnification and Insurance.
                      -----------------------------

          (a) Except as provided in paragraph (g) of this Section 2, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction shall continue as to a person who has ceased after such alleged action or inaction to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the following paragraph, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors unless such proceeding (or part thereof) is a counter claim, cross-claim, third party claim or appeal brought by such person in any proceeding. The right to indemnification conferred in this Section 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further appeal that such director or officer is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to an employee or agent of the Corporation or to a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise of which the Corporation owns fifty percent or more with the same scope and effect as the foregoing indemnification of directors and officers or such lesser scope and effect as shall be determined by action of the Board of Directors.

          (b) If a claim under the preceding paragraph is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part in any such claim or suit, or in a claim or suit brought by the Corporation to recover an advancement of expenses under this paragraph, the claimant shall be entitled to be paid also the expense of prosecuting or defending any such claim or suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by such person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses hereunder, the burden of proving that such person is not entitled to be indemnified, or to have or retain such advancement of expenses, shall be on the Corporation.

          (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          (e) For purposes of this Section 2, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 2 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

          (f) In the event that any of the provisions of this Section 2 (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

          (g) The Corporation's indemnification obligations for claims arising before the effective date of the Corporation's plan of reorganization (the "Plan") in the Corporation's bankruptcy proceedings commenced on June 7, 1999 pursuant to chapter 11 of title 11 of the United States Code shall be limited and qualified as provided in Section XIV(D) of the Plan.

     SEVENTH: That no trustee has been appointed to act for and on behalf of the Corporation, and the undersigned officer of the Corporation is authorized to execute and file this Restated Certificate of Incorporation.


                                  * * * * * *

     IN WITNESS WHEREOF, said Joy MM Delaware, Inc. has caused this certificate to be signed by its President, and attested by Lenora G. Wagner, for the purposes of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Restated Certificate of Incorporation on May 16, 2001.

                              JOY MM DELAWARE, INC.

                              By:   /s/ John P. Garniewski
                                    ----------------------
                                    John P. Garniewski, Jr.
                                    President


ATTEST:

By:  /s/ Lenora G. Wagner
     --------------------
     Lenora G. Wagner
     Vice President, Secretary and Treasurer